Press Release	FOR IMMEDIATE RELEASE
Contact: John G. Robinson
Telephone: (724) 684-6800

FedFirst Financial Corporation
Announces Annual Meeting Date

MONESSEN, PA – February 10, 2009 - FedFirst Financial Corporation (NASDAQ Capital: FFCO; the “Company”), today announced that the Company’s annual meeting of stockholders will be held on May 21, 2009 at 10:00 a.m.

FedFirst Financial Corporation is the parent company of First Federal Savings Bank, a community-oriented financial institution operating nine full-service branch locations in southwestern Pennsylvania.  First Federal offers a broad array of retail and commercial lending and deposit services and provides commercial and personal insurance services through Exchange Underwriters, Inc.